UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2008

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Coastal Banking Company, Inc.

(Exact name of registrant as specified in its charter)

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South Carolina	000-28333	58-2455445
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

36 Sea Island Parkway

Beaufort, South Carolina 29902

(Address of Principal Executive Office) (Zip Code)

(843) 522-1228

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On March 3, 2008, Coastal Banking Company, Inc. (the “Company”) announced that its Board of Directors has authorized the repurchase of up to five percent, or 128,528 shares, of its outstanding common stock as of February 22, 2008, with repurchases at the discretion of management and reflecting changes in market conditions. As of February 22, 2008, the Company had approximately 2,570,560 shares of common stock outstanding.

Approval of the plan took into account current economic and market conditions and the strong capital position of the Company and its banking subsidiaries, Lowcountry National Bank and First National Bank of Nassau County. The Company will purchase shares from time to time on the open market, as well as through privately negotiated transactions. The repurchase program has no expiration date; all repurchased shares will be available to reissue for general corporate purposes. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. The repurchases will be made with cash reserves, and may be suspended or discontinued at any time without prior notice.

The Company also announced that it intends to consolidate the separate national bank charters of its two subsidiary banks, Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., into a single banking entity

The Company’s press release announcing the stock repurchase program and the plans to consolidate its banking charters is attached hereto as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 3, 2008

The information furnished in the attached press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

By:	/s/ MICHAEL SANCHEZ
Michael Sanchez Chief Executive Officer

Date:  March 5, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 3, 2008